VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

Managing Directors :

DAVID T. K. NG BTH, MA, MCOM, CA(AUST.), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CIA, FTIHK, HKRFP, JP(NSW)
吳梓堅會計師

S. T. YUEN MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIIA, HKRFP
原樹堂會計師

Pang Hon Chung MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(23 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com
Website : www.uhy-hk.com

天職香港會計師事務所有限公司
香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-3 of China Gerui Advanced Materials Group Limited of our report dated April 30, 2010 with respect to the consolidated balance sheets of China Gerui Advanced Materials Group Limited as of December 31, 2009 and 2008 and related consolidated statements of income and changes in stockholders' equity and cash flows for the years ended December 31, 2009 and 2008, which report expresses an unqualified opinion, appearing in the Annual Report on Form 20-F of China Gerui Advanced Materials Group Limited for the year ended December 31, 2009. We also hereby consent to the references to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

UHY Vocation HK CPA Limited

UHY VOCATION HK CPA Limited
Hong Kong, People's Republic of China
Jul. 29, 2010.